Exhibit 21

Subsidiaries of Tetra Tech, Inc.

NAME	JURISDICTION OF FORMATION
Advanced Management Technology, Inc.	VIRGINIA
Advent Engineering Services, Inc.	MICHIGAN
AEG West, Inc.	CALIFORNIA
America’s Schoolhouse Consulting Services, Inc.	NEW YORK
American Environmental Group, Ltd.	OHIO
ARD, Inc.	VERMONT
Ardaman & Associates, Inc.	FLORIDA
BIOCNG, LLC	NEW YORK
BPR-Bâtiment Inc.	QUEBEC, CANADA
BPR Construction Inc.	QUEBEC, CANADA
BPR-Énergie Inc.	QUEBEC, CANADA
BPR Engineering Inc. (Fédérale)	CANADA
BPR Groupe-Conseil, S.E.N.C.	QUEBEC, CANADA
BPR Inc.	QUEBEC, CANADA
BPR-Infrastructure Inc.	QUEBEC, CANADA
BPR Technologies Inc.	QUEBEC, CANADA
BPR-Triax Inc.	QUEBEC, CANADA
CICP Consultores Internacionales, LLC	DELAWARE
Clancy Environmental Consultants, Inc.	VERMONT
Cornerstone Environmental Group, LLC	NEW YORK
Cosentini Associates, Inc.	NEW YORK
DCK-TTEC LLC	DELAWARE
Delaney Crushed Stone Products, Inc.	NEW YORK
Eagle Summit Management Company, Inc.	OHIO
Foothills Indemnity, Inc.	HAWAII
Hagler Bailly Pakistan (Private) Limited	PAKISTAN
Innogiciel Inc.	CANADA
Integrated Justice Systems International, LLC	DELAWARE
Inversiones Tetra Tech Chile Holding Limitada	CHILE
Inversiones Tetra Tech Chile Acquisition Limitada	CHILE
IP3 Afrique, LLC	SENEGAL
Kiggiak-EBA Consulting Ltd.	NORTHWEST TERRITORIES, CANADA
Metálica Consultores S.A.	CHILE
Mideast Construction LLC	DELAWARE
Nehtruh-EBA Consulting Ltd.	NORTHWEST TERRITORIES, CANADA
NELPCO Limited Partnership	YUKON, CANADA
NND EBA Land Protection Corp.	YUKON, CANADA
Park L Projects Ltd.	BRITISH COLUMBIA, CANADA
Parkland Pipeline Equipment Ltd.	ALBERTA, CANADA
Parkland Pipeline Contractors Ltd	ALBERTA, CANADA
Parkland Projects Ltd.	SASKATCHEWAN, CANADA
PRO-telligent, LLC	DELAWARE
PRO-telligent Global, LLC	VIRGINIA
PRO-telligent Global Limited, LLC	KENYA
PRO-telligent Global (South) Limited	MALAWI
Proteus Engineers Pty Ltd.	AUSTRALIA
Rooney Engineering, Inc.	COLORADO

Sodat Inc.	QUEBEC, CANADA
Taheel Tetra Tech L.L.C.	SAUDI ARABIA
Tetra Tech Alaska, L.L.C.	ALASKA
Tetra Tech AMT FZ LLC	FUJAIRAH, UAE
Tetra Tech ARD, Inc. S. de R.L. de C.V	MEXICO
Tetra Tech Argentina S. A.	ARGENTINA
Tetra Tech Australia Holding Pty Ltd.	AUSTRALIA
Tetra Tech Australia Pty Ltd	AUSTRALIA
Tetra Tech BAS, Inc.	CALIFORNIA
Tetra Tech (Beijing) Consultancy Company Limited	CHINA
Tetra Tech Bioenergy, LLC	DELAWARE
Tetra Tech Canada Construction Inc.	CANADA
Tetra Tech Canada Construction LP	ONTARIO, CANADA
Tetra Tech Canada Construction LP #2	NEW BRUNSWICK, CANADA
Tetra Tech Canada Holding Corporation	CANADA
Tetra Tech Canada Inc.	CANADA
Tetra Tech Cape Canaveral, LLC	FLORIDA
Tetra Tech Caribe, Inc.	PUERTO RICO
Tetra Tech Colombia SAS	COLOMBIA
Tetra Tech Construction, Inc.	NEW YORK
Tetra Tech Construction Craft Payroll LLC	NEW YORK
Tetra Tech Construction National Payroll LLC	DELAWARE
Tetra Tech Construction Oil & Gas Payroll, LLC	DELAWARE
Tetra Tech Consultoria Ltda	BRAZIL
Tetra Tech Contingency Constructors, LLC	DELAWARE
Tetra Tech Cosentini Canada LP	ONTARIO, CANADA
Tetra Tech CSO Inc.	QUEBEC, CANADA
Tetra Tech do Brasil Minerios e Metais Ltda.	BRAZIL
Tetra Tech do Brasil Participacoes Ltda.	BRAZIL
Tetra Tech EBA Inc.	ALBERTA, CANADA
Tetra Tech EC, Inc.	DELAWARE
Tetra Tech EMC, Inc.	CALIFORNIA
Tetra Tech ES, Inc.	DELAWARE
Tetra Tech ES, Inc. S. de R.L. de C.V	MEXICO
Tetra Tech ES India Private Limited.	INDIA
Tetra Tech Executive Services, Inc.	CALIFORNIA
Tetra Tech Expeditionary Operations, Inc.	DELAWARE
Tetra Tech Facilities Construction, LLC	NEW JERSEY
Tetra Tech Holding LLC	DELAWARE
Tetra Tech IC, Inc.	ALBERTA, CANADA
Tetra Tech IN Inc.	QUEBEC, CANADA
Tetra Tech India Limited	INDIA
Tetra Tech Industriel Inc.	QUEBEC, CANADA
Tetra Tech Industries Africa (pty) Ltd.	SOUTH AFRICA
Tetra Tech Industries General Partner Inc.	CANADA
Tetra Tech Industries Inc.	CANADA
Tetra Tech International, Inc.	DELAWARE
Tetra Tech International (BVI) Ltd.	BRITISH VIRGIN ISLANDS

Tetra Tech International S.A.C.	PERU
Tetra Tech MA, Inc.	DELAWARE
Tetra Tech New Martinsville, LLC	DELAWARE
Tetra Tech NZ Limited	NEW ZEALAND
Tetra Tech OGD Inc.	BRITISH COLUMBIA, CANADA
Tetra Tech QC Inc.	QUEBEC, CANADA
Tetra Tech QB Inc.	QUEBEC, CANADA
Tetra Tech QE Inc.	QUEBEC, CANADA
Tetra Tech QI Inc.	QUEBEC, CANADA
Tetra Tech RAC Craft, LLC	DELAWARE
Tetra Tech Sustentabilidade Serviços De Engenharia Consultiva Ltda.	BRAZIL
Tetra Tech TAS Inc.	ONTARIO, CANADA
Tetra Tech Technical Services, Inc.	DELAWARE
Tetra Tech Tesoro, Inc.	VIRGINIA
Tetra Tech (Tianjin) Consultancy Company Limited	CHINA
Tetra Tech WEI Inc.	CANADA
Tetra Tech Wired Communications of California, Inc.	CALIFORNIA
Thomas Communications & Technologies, LLC	NEW YORK
Thomas Environmental Services, L.L.C.	NEW YORK
TTI Ring Industries Limited	JAMAICA
Wardrop (Ghana) Ltd.	GHANA
Western Utility Cable, Inc.	ILLINOIS
Western Utility Central, Inc.	ILLINOIS
Western Utility Contractors, Inc.	ILLINOIS
Western Utility Electric, Inc.	ILLINOIS
Western Utility LLC	DELAWARE
Whalen & Company, Inc.	DELAWARE
Whalen Service Corps Inc.	DELAWARE
9249-2289 Québec Inc.	CANADA
9250-0289 Québec Inc.	QUEBEC, CANADA
9326-2822 Québec Inc.	QUEBEC, CANADA